UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

GLOBECOMM SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22839	11-3225567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Oser Avenue

Hauppauge, New York 11788

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 231-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, Globecomm Systems Inc., a Delaware corporation (“Globecomm”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 25, 2013, with Wasserstein Cosmos Co-Invest, L.P., a Delaware limited partnership (“Parent”), and Cosmos Acquisition Corp., an indirect wholly owned subsidiary of Parent (“Merger Sub”), and, at a special meeting of Globecomm’s stockholders held in Hauppauge, New York on November 22, 2013, Globecomm stockholders adopted the Merger Agreement by the required vote. On December 11, 2013, in accordance with the Merger Agreement and the Delaware General Corporation Law, Merger Sub merged with and into Globecomm (the “Merger”), with Globecomm continuing as the surviving corporation of the Merger and becoming an indirect wholly owned subsidiary of Parent.

On December 11, 2013, Globecomm issued a press release announcing the consummation of the Merger.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 1.01.	Entry into a Material Definitive Agreement

Overview

On December 11, 2013, Globecomm, as borrower, entered into the Credit and Guaranty Agreement, dated as of December 11, 2013, with Merger Sub, certain subsidiaries of Globecomm, as guarantors (the “Subsidiary Guarantors”), the lenders party from time to time thereto, Highbridge Principal Strategies, LLC, as administrative agent and collateral agent, and CIT Finance LLC, as revolving facility documentation agent (the “New Credit Agreement”).

The New Credit Agreement provides for (i) term loans in an aggregate principal amount of $187,500,000 (the “Term Loans”), (ii) revolving loans of up to $30,000,000, and (iii) a sub facility for letters of credit of up to $17,500,000 (the “Revolving Facility,” and together with the Term Loans, the “New Credit Facilities”). The New Credit Agreement also includes an incremental facility of up to $42,500,000 of additional new term loan debt that may be requested by Globecomm, subject to satisfaction of the terms and conditions contained therein. Concurrently with the consummation of the Merger, the full amounts of the Term Loans were funded and a letter of credit in the amount of approximately $8,400,000 was issued.

The New Credit Agreement also contains a guarantee by the Subsidiary Guarantors of the obligations of Globecomm under the New Credit Agreement.

Interest Rate

At Globecomm’s election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on fluctuating rates of interest determined by reference to either a base rate or a Eurocurrency rate determined by reference to LIBOR.

Prepayments/Prepayment Premiums and Make-Whole

Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to (i) net cash proceeds in excess of certain amounts and subject to customary reinvestment provisions of non-ordinary course asset sales of Globecomm or any Subsidiary Guarantor, (ii) insurance proceeds in excess of certain amounts and subject to customary reinvestment provisions, (iii) proceeds of debt incurrence not permitted under the New Credit Agreement, (iv) 75% of annual excess cash flow (as defined in the New Credit Agreement), which percentage will be reduced in certain circumstances, and (v) the amount of extraordinary receipts in excess of certain amounts.

Certain voluntary or mandatory prepayments of the Term Loans are subject to the payment of certain premiums.

Amortization and Maturity

The Term Loan facility amortizes in quarterly installments equal to 0.25% of the original principal amount of the Term Loans, with the balance being due on the date that is five years after the closing of the New Credit Facilities.

Principal amounts outstanding under the Revolving Facility are due and payable in full at maturity, five years from the date of the closing of the New Credit Facilities.

Security

All obligations of Globecomm and the Subsidiary Guarantors under the New Credit Facilities are secured, subject to permitted liens and other exceptions, by substantially all of the assets of Globecomm and each Subsidiary Guarantor. The capital stock of Globecomm is pledged by a subsidiary of Parent to secure the obligations under the New Credit Facilities.

Certain Covenants and Events of Default

The New Credit Facilities contain a number of customary affirmative and negative covenants as well as customary events of default. Globecomm’s ability to borrow under the New Credit Facilities will be dependent on, among other things, its compliance with the covenants described above. Failure to comply with the provisions of the New Credit Agreement could, absent waiver or an amendment from the lenders, restrict the availability of the Revolving Facility and permit acceleration of all outstanding borrowings under the New Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement

Concurrently with the consummation of the Merger, Globecomm repaid in full all amounts outstanding pursuant to the Credit Agreement, dated July 18, 2011, between Globecomm, Citibank, N.A. and the other lenders named therein. No penalties were due in connection with such repayment.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information disclosed in the Introductory Note and Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2013, Globecomm notified The NASDAQ Global Market (“NASDAQ”) of the consummation of the Merger and its intent to remove the shares of Globecomm common stock, par value $0.001 per share (“Common Stock”) from listing on NASDAQ. NASDAQ will file with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock. Globecomm intends to file with the SEC a Form 15 under the Exchange Act, requesting the deregistration of the Common Stock and the suspension of Globecomm’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information disclosed in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

At the effective time of the Merger (the “Effective Time”), each share of Common Stock outstanding immediately prior to the Effective Time (other than those shares of Common Stock held by Globecomm as treasury stock or owned by Parent or any subsidiary of either Globecomm or Parent or with respect to which appraisal rights have been properly exercised and perfected under the Delaware General Corporations Law) was converted into the right to receive $14.15 in cash, without interest.

Each option to purchase Common Stock outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, was automatically cancelled prior to the Effective Time, and the holder was entitled to receive, subject to applicable withholding taxes, the difference (if positive) between the merger consideration and the exercise price for each share of Common Stock subject to such outstanding option. Each restricted share of Common Stock outstanding immediately prior to the Effective Time, to the extent not vested, vested as of the Effective Time, and the holder was entitled to receive the merger consideration, less any applicable withholding taxes.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to Globecomm’s Current Report on Form 8-K filed with the SEC on August 29, 2013 and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information disclosed in the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01. As a result of the Merger, a change in control of Globecomm occurred on December 11, 2013.

Parent paid a total of approximately $340 million in consideration to the Globecomm stockholders in connection with the Merger, funded by equity financing, debt financing and the cash and cash equivalents of Globecomm.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, all of Globecomm’s directors immediately prior to the Merger ceased to be directors of Globecomm, effective upon consummation of the Merger on December 11, 2013, and the directors of Merger Sub became the directors of Globecomm.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

At the Effective Time, the certificate of incorporation of Globecomm, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation set forth as Exhibit B to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”), and Globecomm’s bylaws, as in effect immediately prior to the Merger, were amended and restated to be identical to the bylaws of Merger Sub (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBECOMM SYSTEMS INC.

By:	/s/ ANDREW C. MELFI
Name:	Andrew C. Melfi
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: December 12, 2013

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of August 25, 2013, by and among Globecomm Systems Inc., Wasserstein Cosmos Co-Invest, L.P. and Cosmos Acquisition Corp., filed as Exhibit 2.1 to Globecomm’s Current Report on Form 8-K filed with the SEC on August 29, 2013 and incorporated herein by reference.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Globecomm Systems Inc., effective December 11, 2013.

Exhibit 3.2	Amended and Restated Bylaws of Globecomm Systems Inc., effective December 11, 2013.

Exhibit 99.1	Press Release, dated as of December 11, 2013.